Exhibit 10.1
THE TIMKEN COMPANY
Deferred Shares Agreement
THIS DEFERRED SHARES AGREEMENT (this “Agreement”) is made, effective as of March 1, 2026 (the “Date of Grant”), by and between The Timken Company, an Ohio corporation (the “Company”), and the undersigned Grantee pursuant to The Timken Company 2019 Equity and Incentive Compensation Plan, as may be amended or amended and restated from time to time (the “Plan”), with additional grant details provided on the secure web portal of the third-party vendor used by the Company for the administration of the Plan (such information is referred to herein as the “Grant Summary”). All terms used in this Agreement with initial capital letters that are defined in the Plan and not otherwise defined herein shall have the meanings assigned to them in the Plan.
1.Grant and Vesting of Awards. Subject to the terms and conditions of the Plan and this Agreement, Grantee has been granted on the Date of Grant the right to receive (a) the number of Common Shares specified in the Grant Summary and (b) dividend equivalents payable in cash on a deferred basis (the “Deferred Cash Dividends”) with respect to the Common Shares covered by this Agreement. Subject to Sections 2 and 3 hereof, Grantee’s right to receive the Common Shares covered by this Agreement and any related Deferred Cash Dividends that are accumulated will become nonforfeitable on the third anniversary of the Date of Grant (the “Vesting Date”), if Grantee remains in the continuous employ of the Company or a Subsidiary from the Date of Grant through the Vesting Date (such period, the “Vesting Period”). For purposes of this Agreement, Grantee’s continuous employment with the Company or a Subsidiary will not be deemed to have been interrupted, and Grantee will not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of any transfer of employment among the Company and its Subsidiaries.
2.Alternative Vesting of Awards. Notwithstanding Section 1 of this Agreement, and subject to the payment provisions of Section 5 of this Agreement, Grantee’s right to receive the Common Shares covered by this Agreement and any related Deferred Cash Dividends then accumulated may become nonforfeitable if any of the following circumstances apply:
(a)Death or Permanent Disability: Grantee’s right to receive the Common Shares covered by this Agreement and any related Deferred Cash Dividends then accumulated will immediately become nonforfeitable if Grantee dies or becomes Permanently Disabled (as defined below) while in the employ of the Company or any Subsidiary during the Vesting Period. If Grantee dies or becomes Permanently Disabled during the period that Grantee is deemed to be in the continuous employ of the Company or a Subsidiary pursuant to Section 2(c) or 2(d), then the Common Shares covered by this Agreement and any related Deferred Cash Dividends then accumulated will immediately become nonforfeitable; provided, however, that if Section 2(d) applies, the Common Shares covered by this Agreement and any related Deferred Cash Dividends will immediately become nonforfeitable only to the extent that the Common Shares covered by this Agreement and any related Deferred Cash Dividends would have become nonforfeitable pursuant to Section 2(d).

NAI-5008746833v5

Exhibit 10.1
For purposes of this Agreement, “Permanently Disabled” means that Grantee has qualified for long-term disability benefits under a disability plan or program of the Company, or, in the absence of a disability plan or program of the Company, under a government-sponsored disability program and is “disabled” within the meaning of Section 409A(a)(2)(C) of the Code.
(b)Change in Control:
(i)Upon a Change in Control occurring during the Vesting Period while Grantee is an employee of the Company or a Subsidiary, if any Common Shares covered by this Agreement and any related Deferred Cash Dividends then accumulated remain outstanding and unvested, they will immediately become nonforfeitable (except to the extent that a Replacement Award for such Common Shares and Deferred Cash Dividends is provided to Grantee). If Grantee is deemed to be in the continuous employ of the Company or a Subsidiary pursuant to Section 2(c) or 2(d), then, upon a Change in Control that occurs prior to the Vesting Date, the Common Shares covered by this Agreement and any related Deferred Cash Dividends then accumulated will immediately become nonforfeitable; provided, however, that if Section 2(d) applies, the Common Shares covered by this Agreement and any related Deferred Cash Dividends then accumulated will immediately become nonforfeitable only to the extent that the Common Shares covered by this Agreement and any related Deferred Cash Dividends would have become nonforfeitable pursuant to Section 2(d).
(ii)For purposes of this Agreement, a “Replacement Award” shall mean an award (A) of deferred shares, (B) that has a value at least equal to the value of the Common Shares covered by this Agreement and any related Deferred Cash Dividends then accumulated, (C) that relates to publicly traded equity securities of the Company or its successor in the Change in Control (or another entity that is affiliated with the Company or its successor following the Change in Control) (the “Successor”), (D) the tax consequences of which, under the Code, if Grantee is subject to U.S. federal income tax under the Code, are not less favorable to Grantee than the tax consequences of the Common Shares covered by this Agreement and any related Deferred Cash Dividends then accumulated, (E) that becomes nonforfeitable in full upon a termination of Grantee’s employment with the Company or its Successor in the Change in Control (or another entity that is affiliated with the Company or the Successor for Good Reason by Grantee or without Cause (as defined in Section 2(d)) by the Company or the Successor within a period of two years after the Change in Control, and (F) the other terms and conditions of which are not less favorable to Grantee than the terms and conditions of the Common Shares covered by this Agreement and any Deferred Cash Dividends then accumulated with respect thereto (including the provisions that would apply in the event of a subsequent Change in Control). A Replacement Award may be granted only to the extent it conforms to the requirements of Treasury Regulation 1.409A-3(i)(5)(iv)(B) or otherwise does not result in the Common Shares covered by this Agreement and any Deferred Cash Dividends then accumulated with respect thereto, or the Replacement Award, failing to comply with Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take

NAI-5008746833v5

Exhibit 10.1
the form of a continuation of the Common Shares covered by this Agreement and any related Deferred Cash Dividends then accumulated if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 2(b)(ii) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
(iii)For purposes of Section 2(b)(ii), “Good Reason” means: a material reduction in the nature or scope of the responsibilities, authorities or duties of Grantee attached to Grantee’s position held immediately prior to the Change in Control, a change of more than 60 miles in the location of Grantee’s principal office immediately prior to the Change in Control, or a material reduction in Grantee’s remuneration upon or after the Change in Control; provided, that, no later than 90 days following an event constituting Good Reason, Grantee gives notice to the Successor of the occurrence of such event and the Successor fails to cure the event within 30 days following the receipt of such notice.
(iv)If a Replacement Award is provided, (A) the terms of the Replacement Award will govern the vesting and payment of the Replacement Award and (B) notwithstanding anything in this Agreement to the contrary, any outstanding Common Shares covered by this Agreement and any related Deferred Cash Dividends then accumulated which at the time of the Change in Control are not subject to a “substantial risk of forfeiture” (within the meaning of Section 409A of the Code) will be deemed to be nonforfeitable at the time of such Change in Control.
(c)Divestiture: If Grantee’s employment with the Company or a Subsidiary terminates as the result of a Divestiture (as defined below) during the Vesting Period, then the Common Shares covered by this Agreement and any related Deferred Cash Dividends then accumulated will become nonforfeitable in accordance with the vesting schedule set forth in Section 1 as if Grantee had remained in the continuous employ of the Company or a Subsidiary from the Date of Grant through the Vesting Date or the occurrence of a circumstance referenced in Section 2(a) or 2(b), whichever occurs first. For the purposes of this Agreement, the term “Divestiture” means a permanent disposition to a Person other than the Company or any Subsidiary of a plant or other facility or property at which Grantee performs a majority of Grantee’s services whether such disposition is effected by means of a sale of assets, a sale of Subsidiary stock or otherwise.
(d)Termination Without Cause: Subject to Section 5(c) hereof, if Grantee’s employment with the Company or a Subsidiary is terminated by the Company or a Subsidiary other than for Cause during the Vesting Period (a “Termination Without Cause”), then a number of Common Shares covered by this Agreement (and any related Deferred Cash Dividends then accumulated) will become nonforfeitable equal to the product of (A) the number of Common Shares that would have become nonforfeitable in accordance with the vesting schedule set forth in Section 1 as if Grantee had remained in the continuous employ of the Company or a Subsidiary from the Date of Grant through the Vesting Date or the occurrence of a circumstance referenced in Section 2(a) or 2(b), whichever occurs first, multiplied by (B) a fraction (in no case greater than 1), the numerator of which is (x) the number of calendar days in the Vesting Period that have elapsed through the date of the Grantee’s Termination Without Cause, and the

NAI-5008746833v5

Exhibit 10.1
denominator of which is (y) the total number of calendar days in the Vesting Period.
For purposes of this Agreement, “Cause” means: (i) an intentional act of fraud, embezzlement or theft in connection with Grantee’s duties with the Company or a Subsidiary (or the Successor, if applicable); (ii) an intentional wrongful disclosure of secret processes or confidential information of the Company or a Subsidiary (or the Successor, if applicable); (iii) an intentional, wrongful engagement in any competitive activity that would constitute a material breach of Grantee’s duty of loyalty to the Company or a Subsidiary (or the Successor, if applicable); (iv) the willful misconduct in the performance of Grantee’s duties to the Company or a Subsidiary (or the Successor, if applicable); or (v) gross negligence in the performance of Grantee’s duties to the company or a Subsidiary (or the Successor, if applicable). No act, or failure to act, on the part of Grantee shall be deemed “intentional” unless done or omitted to be done by Grantee not in good faith and without reasonable belief that Grantee’s action or omission was in or not opposed to the best interest of the Company or a Subsidiary (or the Successor, if applicable); provided, that for any Grantee who is party to an individual severance or employment agreement defining Cause, “Cause” will have the meaning set forth in such agreement.
3.Forfeiture of Awards. Grantee’s right to receive the Common Shares covered by this Agreement and any related Deferred Cash Dividends then accumulated will be forfeited automatically and without further notice on the date that Grantee ceases to be an employee of the Company or a Subsidiary for any reason other than as described in Section 1 or 2 hereof prior to the Vesting Date. In the event that Grantee intentionally commits an act that the Committee determines to be materially adverse to the interests of the Company or a Subsidiary, Grantee’s right to receive the Common Shares covered by this Agreement and any related Deferred Cash Dividends then accumulated will be forfeited at the time of that determination notwithstanding any other provision of this Agreement to the contrary.
4.Crediting of Deferred Cash Dividends. With respect to each of the Common Shares covered by this Agreement, Grantee will be credited on the records of the Company with Deferred Cash Dividends in an amount equal to the amount per share of any cash dividends declared by the Board on the outstanding Common Shares during the period beginning on the Date of Grant and ending on the date on which Grantee receives payment of the Common Shares covered by this Agreement pursuant to Section 5 hereof or at the time when the Common Shares covered by this Agreement are forfeited in accordance with Section 3 of this Agreement. The Deferred Cash Dividends will accumulate without interest.
5.Payment of Awards.
(a)General: Subject to Sections 3 and 5(b), payment for the Common Shares covered by this Agreement that are nonforfeitable will be paid in Common Shares, and any such Common Shares and any related Deferred Cash Dividends then accumulated will be made within 60 days following the Vesting Date.

NAI-5008746833v5

Exhibit 10.1
(b)Other Payment Events: Notwithstanding Section 5(a), to the extent that the Common Shares covered by this Agreement are nonforfeitable on the dates set forth below, payment with respect to the Common Shares covered by this Agreement that have become nonforfeitable and any related Deferred Cash Dividends then accumulated will be made as follows:
(i)Change in Control. Within 10 days of a Change in Control, Grantee is entitled to receive payment for the Common Shares covered by this Agreement that are nonforfeitable and any related Deferred Cash Dividends then accumulated on the date of the Change in Control; provided, however, that if such Change in Control would not qualify as a permissible date of distribution under Section 409A(a)(2)(A) of the Code, and the regulations thereunder, and where Section 409A of the Code applies to such distribution, Grantee is entitled to receive the corresponding payment on the date that would have otherwise applied pursuant to Sections 5(a) or 5(b)(ii) as though such Change in Control had not occurred.
(ii)Death or Permanent Disability. Within 30 days of the date of Grantee’s death or the date Grantee becomes Permanently Disabled, Grantee is entitled to receive payment for the Common Shares covered by this Agreement that are nonforfeitable and any related Deferred Cash Dividends then accumulated on such date.
(c)Release Requirement: Notwithstanding any provision of this Agreement to the contrary, the Common Shares covered by this Agreement and any Deferred Cash Dividends accumulated with respect thereto will not become nonforfeitable or payable pursuant to Section 2(d) of this Agreement as a result of a Termination Without Cause or pursuant to Section 2(b)(ii)(E) of this Agreement as a result of a termination of employment for Good Reason by Grantee or without Cause by the Company or the Successor unless, to the extent permitted by applicable law, Grantee signs, does not revoke, and agrees to be bound by a general release of claims in a form provided by the Company or the Successor, which release must be signed, and any applicable revocation period shall have expired within 30 or 60 days (as specified by the Company or the Successor at the time such release is provided) of Grantee’s termination of employment (such 30 day or 60 day period, as applicable, the “Review Period”). In the event such Review Period begins in one taxable year of Grantee, and ends in a second taxable year of Grantee, then to the extent necessary to avoid any penalties or additional taxes under Section 409A of the Code, no payment shall be made before the second taxable year.
6.Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any of the Common Shares covered by this Agreement or pay any Deferred Cash Dividends accumulated with respect thereto if the issuance or payment thereof would result in violation of any such law. To the extent that the Ohio Securities Act shall be applicable to this Agreement, the Company shall not be obligated to issue any of the Common Shares or other securities covered by this Agreement or pay any Deferred Cash Dividends accumulated with respect thereto unless such Common Shares and Deferred Cash Dividends are (a) exempt from registration thereunder, (b) the subject of a transaction that is exempt from compliance therewith, (c) registered by description or qualification thereunder or (d) the subject of a transaction that shall have been registered by description thereunder.

NAI-5008746833v5

Exhibit 10.1
7.Transferability. Neither Grantee’s right to receive the Common Shares covered by this Agreement nor Grantee’s right to receive any Deferred Cash Dividends shall be transferable by Grantee except by will or the laws of descent and distribution. Any purported transfer in violation of this Section 7 shall be null and void, and the purported transferee shall obtain no rights with respect to such Shares.
8.Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent.
9.Adjustments. Subject to Section 12 of the Plan, the Committee shall make any adjustments in the number or kind of shares of stock or other securities covered by this Agreement, and other terms and provisions, that the Committee shall determine is equitably required to prevent any dilution or expansion of Grantee’s rights under this Agreement that otherwise would result from any (a) extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) merger, consolidation, separation, reorganization, partial or complete liquidation or other distribution of assets involving the Company or (c) other transaction or event having an effect similar to any of those referred to in clauses (a) or (b) of this sentence. Moreover, in the event that any transaction or event described or referred to in the immediately preceding sentence, or a Change in Control, shall occur, the Committee shall provide in substitution of any or all of Grantee’s rights under this Agreement such alternative consideration (including cash), if any, as the Committee shall determine in good faith to be equitable under the circumstances.
10.Withholding Taxes. To the extent that the Company or a Subsidiary is required to withhold federal, state, local or foreign taxes or other amounts in connection with any delivery of Common Shares to Grantee, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such delivery of Common Shares or any other benefit provided for under this Agreement that Grantee make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld. To the extent permitted by applicable law, Grantee may elect that all or any part of such withholding requirement be satisfied by retention by the Company of a portion of the Common Shares delivered to Grantee. Any Common Shares so withheld shall be credited against such withholding requirements at the fair market value of such shares on the date of such withholding. Grantee may also satisfy such tax obligation by paying the Company cash via personal check or having such amounts deducted from payroll, to the extent permitted by applicable law.
11.Clawback; Recapture.
(a)Notwithstanding anything in this Agreement to the contrary, Grantee acknowledges and agrees that this Agreement and the award described herein (and any settlement thereof) are subject to the terms and conditions of the Company’s clawback policy or policies (if any) as may be in effect from time to time, including specifically to implement Section 10D of the Exchange Act and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Common Shares at any point may be traded) (the “Compensation Recovery Policy”), and that applicable terms of this Agreement shall be deemed superseded by and subject to the terms and conditions of the Compensation Recovery Policy from and after the effective date thereof. By accepting this award under the Plan and pursuant to this Agreement, Grantee consents to be bound by the terms of the Compensation

NAI-5008746833v5

Exhibit 10.1
Recovery Policy, to the extent applicable to Grantee, and agrees and acknowledges to fully cooperate with and assist the Company in connection with any of Grantee’s obligations to the Company pursuant to the Compensation Recovery Policy, and agrees that the Company may enforce its rights under the Compensation Recovery Policy through any and all reasonable means permitted under applicable law as it deems necessary or desirable under the Compensation Recovery Policy, in each case from and after the effective dates thereof. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from Grantee of any such amounts, including from Grantee’s accounts or from any other compensation, to the extent permissible under Section 409A of the Code.
(b)Nothing in this Agreement or otherwise (i) limits Grantee’s right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or The Sarbanes-Oxley Act of 2002, or any comparable government agency pursuant to any comparable legislation in non-U.S. jurisdictions) or (ii) prevents Grantee from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity Grantee is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act or to any comparable government agencies pursuant to applicable legislation in non-U.S. jurisdictions.
12.No Right to Future Awards or Employment. This award is a voluntary, discretionary bonus being made on a one-time basis and it does not constitute a commitment to make any future awards. This award and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. No provision of this Agreement shall limit in any way whatsoever any right that the Company or a Subsidiary may otherwise have to terminate Grantee’s employment at any time.
13.Relation to Other Benefits. Any economic or other benefit to Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.
14.Processing of Information. Information about Grantee and Grantee’s award of Common Shares and Deferred Cash Dividends may be collected, recorded and held, used and disclosed for any purpose related to the administration of the award. Grantee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within Grantee’s country or elsewhere, including the United States of America. Grantee consents to the processing of information relating to Grantee and Grantee’s receipt of the Common Shares and Deferred Cash Dividends in any one or more of the ways referred to above.

NAI-5008746833v5

Exhibit 10.1
15.Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that subject to the terms of the Plan and the provisions of Section 8 hereof, no amendment shall materially impair the rights of Grantee with respect to either the Common Shares or other securities covered by this Agreement or the Deferred Cash Dividends without Grantee’s consent. Notwithstanding the foregoing, the limitation requiring the consent of Grantee to certain amendments will not apply to any amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code, Section 10D of the Exchange Act, or other applicable law.
16.Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid or unenforceable, the remainder of this Agreement and the application of such provision in any other person or circumstances shall not be affected, and the provisions so held to be invalid or unenforceable shall be reformed to the extent (and only to the extent) necessary to make it enforceable and valid.
17.Choice of Law. This Agreement is made under, and shall be construed in accordance with, the internal substantive laws of the State of Ohio. Grantee agrees that the state and federal courts located in the State of Ohio shall have jurisdiction in any action, suit or proceeding against Grantee based on or arising out of this Agreement and Grantee hereby: (a) submits to the personal jurisdiction of such courts; (b) consents to service of process in connection with any action, suit or proceeding against Grantee; and (c) waives any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction, venue or service of process.
[Signatures on the Following Page]

NAI-5008746833v5

Exhibit 10.1
This Agreement is executed by the Company on this ___ day of __________, 20__.
The Timken Company
By:
Name: Hansal N. Patel
Title: Executive Vice President, General Counsel & Secretary

NAI-5008746833v5